Prospectus Supplement No. 1                     Filed Pursuant to Rule 424(b)(3)
Dated November 12, 2003                              Registration No. 333-109849
(to Prospectus dated November 6, 2003)



                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                     2,500,000 Shares of Beneficial Interest


                            -----------------------


         This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus.

         On November 11, 2003 our shareholders approved the Pennsylvania Real Estate Investment Trust 2003 Equity Incentive Plan.

             This prospectus supplement is dated November 12, 2003.